                                                                REDACTED VERSION



                                 EXHIBIT 10.30

                                       TO

                         TARGETED GENETICS CORPORATION

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                            TO BE FILED ON OR BEFORE

                                  MAY 30, 1996






"[*]" = confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                  FIRST AMENDED AND RESTATED LICENSE AGREEMENT

                                     BETWEEN

                      THE UNIVERSITY OF TENNESSEE RESEARCH
                                   CORPORATION

                                       AND

                            RGENE THERAPEUTICS, INC.



         This Agreement, effective the 12th day of October, 1995 ("Effective Date") is entered into by and between The University of Tennessee Research Corporation ("UTRC"), a Tennessee nonprofit corporation having an office at 415 Communications Building, Knoxville, TN 37996-0344, and RGene Therapeutics, Inc. ("RGENE"), a Delaware corporation having its principal office at 2170 Buckthorne Place, Suite 230, The Woodlands, TX 77381.


                                   WITNESSETH

         WHEREAS, UTRC and McMaster University (hereinafter "McMaster") are collectively the owners of United States Patent Application Serial Number 07/751,873 filed August 28, 1991 titled, "Method for Delivering Nucleic Acids into Cells" (hereinafter "Patent Application") and the subject matter disclosed and/or claimed therein.

         WHEREAS, UTRC and McMaster have executed and entered into that certain Agreement (hereinafter the "UTRC-McMaster Agreement") effective as of May 25, 1992 whereby it was agreed that UTRC shall have the exclusive right to commercialize the aforesaid subject matter, including the granting of license(s) to third parties.

         WHEREAS, UTRC and RGENE executed and entered into that certain license agreement (hereinafter the "Original Agreement") effective as of October 12, 1995, whereby RGENE was granted a license to the Technology and Licensed Patent Rights (as defined below).

         WHEREAS, the parties now desire to amend and restate the Original Agreement to modify the scope of RGENE's license to a Fourth Licensed Field, and to make certain other changes regarding the rights and obligations of the parties pertaining to RGENE's license.

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto expressly agree as follows:

1.       DEFINITIONS

         Except as otherwise defined herein, capitalized terms shall have the following meanings:

         1.1 Affiliate" shall mean any company, partnership, or other entity, which directly or indirectly controls, is controlled by, or is under common control with the entity in question or with whom the entity in question has entered into a joint venture pertaining to the subject matter of this Agreement. "Control" means the ownership of more than fifty percent (50%) of the issued share capital or the legal power to cause the direction of the general management and policies of the entity in question.

         1.2 "Agreement" and "First Amended License Agreement" shall mean this agreement.

         1.3 "Technology" shall mean the subject matter disclosed and/or claimed in the Licensed Patent Rights.

         1.4      "Licensed Patent Rights" shall mean:

                  A. United States Patent Application Serial Number 07/751,873 titled, "Method for Delivering Nucleic Acids into Cells" (previously defined herein as the "Patent Application");

                  B. any application that is owned by UTRC and constitutes a continuation, continuation-in-part, divisional, re-issue, or a foreign counterpart of the Patent Application referenced in Article 1.3A; and

                  C. any United States or foreign patent owned by UTRC that may issue on any application covered by Article 1.3A. or 1.3B. above.

         1.5 "Licensed Product" shall mean a product or composition, any part of which incorporates or utilizes the Technology or any part thereof in its manufacture, use, or sale.

         1.6      "Net Sales" shall be defined as follows:

                  A. Sales by RGENE to a third party other than an Affiliate. If any Licensed Products are sold by RGENE to other than an Affiliate for separate consideration payable wholly in money, "Net Sales" shall mean the aggregate gross selling price of such Licensed Products in the form in which such Licensed Products are sold, whether or not assembled (and without excluding therefrom any components or subassemblies thereof, whatever their origin), less the following items (but only insofar as they pertain to the sale of such Licensed Products and are included in such gross selling price):

                           (a)      usual and customary trade discounts actually
granted;

                           (b)      credits allowed for Licensed Products
returned or not accepted by customers;

                           (c)      packaging, transportation and prepaid
insurance charges billed to customers that are separately itemized on the customer's invoice; and

                           (d)      taxes actually incurred and paid by RGENE in
connection with the sale or delivery of Licensed Products to customers.

                  B. Sales by RGENE to an Affiliate. If any Licensed Products are sold by RGENE for separate consideration payable wholly in money to an Affiliate, "Net Sales" shall mean the greater of the actual sales price or the usual and customary price at which such Licensed Products are normally offered for sale.

                  C. Sales by RGENE for consideration other than money. If any Licensed Products are sold for other than separate consideration payable wholly in money, "Net Sales" shall be determined in good faith by RGENE by assuming that RGENE received the same Net Sales (as defined in subsection 1.5A. above) in the sale that would have been realized in a transaction with an unaffiliated buyer in an arm's length sale of such Licensed Products for money.

                  D. Sales by any Affiliate Sublicensee or Associate Sublicensee. For the purposes of calculating "Net Sales" (but not for the purpose of calculating royalties under Article 4.1), sales of Licensed Products by any Affiliate Sublicensee or Associate Sublicensee shall be considered sales by RGENE.

         1.7 "Licensed Fields" shall mean the applications of the Technology and the Licensed Patent Rights included within the definitions of the First Licensed Field, the Second Licensed Field, the Third Licensed Field, and the Fourth Licensed Field, as set out below.

         1.8 "First Licensed Field" shall mean and include therapeutic and prophylactic applications of the Technology and the Licensed Patent Rights for:

                  A. all cancers except for Excluded Cancers (defined below); and

                  B.       traumatic brain injuries; and

                  C. cardiac and cardiovascular diseases and disorders except for infectious diseases of the cardiovascular system; and

                  D. all dystrophies or dystrophic diseases and disorders not specifically included in the Second Licensed Field, the Third Licensed Field, or the Excluded Fields; and

                  E. all non-sepsis related infectious diseases other than pulmonary diseases; and

                  F. all other immunologic and genetic diseases and disorders not specifically included in the Second Licensed Field, the Third Licensed Field, or the Excluded Fields and not previously licensed to others as indicated by Appendix A, consisting of excerpts from all licenses for the Licensed Patent Rights granted to third parties by UTRC (excluding the names of the licensees); and

                  G. all other therapeutic, prophylactic, and diagnostic applications not specifically included in the Second Licensed Field, the Third Licensed Field, or the Excluded Fields and not previously licensed to others as indicated in Appendix A, consisting of excerpts from all licenses for the Licensed Patent Rights granted to third parties by UTRC (excluding the names of the licensees).

For the purposes of this Article 1.8 only, the term "Excluded Cancers" shall be defined as hematological cancers and cancers of the lung, breast, ovaries, colon (i.e., large intestine and rectum), pancreas, stomach, small intestine, cervix uteri, mouth, head, neck, and central nervous system and brain.

         1.9 "Second Licensed Field" shall mean and include therapeutic and prophylactic applications of the Technology and the Licensed Patent Rights for diseases and disorders of the lung except for lung cancer, cystic fibrosis in humans, pulmonary infections in cystic fibrosis patients, and infectious diseases of the lung (whether or not sepsis-related).

         1.10 "Third Licensed Field" shall mean and include therapeutic and prophylactic applications of the Technology and the Licensed Patent Rights for:

                  A. cancers of the pancreas, stomach, and small intestine;

                  B. cancers of the mouth, head, and neck (excluding the central nervous system and brain); and

                  C.       cancers of the cervix uteri.

         1.11 "Fourth Licensed Field" shall mean and include therapeutic and prophylactic applications of the Technology and the Licensed Patent Rights for infectious diseases (whether or not sepsis-related) of the pulmonary system (excluding pulmonary infections in cystic fibrosis patients).

         1.12     "Excluded Fields" shall mean:

                  A. the sale for research purposes of cationic lipid(s), reagent(s) and/or other products based on or incorporating the Technology or described/claimed in the Licensed Patent Rights; and

                  B.       all applications for:

                           (1)      the following classifications of rheumatic
diseases as set forth in Table 105-1 ("Classification of the Rheumatic Diseases") of The Merck Manual, Sixteenth Edition (Robert Berkow, M.D., Editor-in-Chief; published by Merck Research Laboratories, Rahway, N.J.; 1992; pp. 1297-1300):

                           I.       Diffuse connective tissue diseases

                           II.      Arthritis associated with spondylitis

                           III. Osteoarthritis, including osteoarthrosis and degenerative joint diseases

                           IV. Arthritis, tenosynovitis, and bursitis associated with infectious agents, excluding treatment of the underlying infectious diseases themselves

                           V. Metabolic and endocrine diseases with rheumatic states, including
                                    (a) crystal-induced conditions

                           VII.     Neuropathic disorders

                           VIII. Bone and cartilage disorders associated with articular manifestations

                           IX       Nonarticular rheumatism; and

                           (2)      osteogenesis imperfecta; and

                           (3)      tendon, ligament, and cartilage repair and
healing; and

                           (4)      diseases and disorders of the following
types of connective tissues: white fibrous tissue in the form of tendons and ligaments; hyaline cartilage; interarticular fibro-cartilage; connecting fibro-cartilage; circumferential fibro-cartilage; stratiform fibro-cartilage; yellow or elastic fibro-cartilage; and

                           (5)      all other diseases and disorders of joints
and connective tissues; and

                  C. all applications for sepsis-related infectious diseases except sepsis-related infectious diseases of the pulmonary system other than bacterial pulmonary infections in cystic fibrosis patients; and

                  D. all applications for cystic fibrosis and pulmonary diseases and disorders in cystic fibrosis patients; and

                  E. all other applications previously licensed on an exclusive basis to others as indicated in Appendix A, being excerpts from all licenses for the Licensed Patent Rights granted to third parties by UTRC (excluding the names of the licensees other than Aronex Pharmaceuticals, Inc., RGENE's sublicensor).

         1.13 "Affiliate Sublicense" shall mean a sublicense granted by RGENE under this Agreement to an Affiliate of RGENE. "Affiliate Sublicensee" shall mean any sublicensee of RGENE under this Agreement who is an Affiliate of RGENE. Notwithstanding the foregoing, if a sublicensee qualifies as both an Affiliate Sublicensee and an Associate Sublicensee, such sublicensee shall be considered an Affiliate Sublicensee for all purposes.

         1.14 "Associate Sublicense" shall mean a sublicense granted by RGENE under this Agreement that provides for RGENE to receive as consideration anything of value in lieu of cash payments. "Associate Sublicensee" shall mean any sublicensee of RGENE under an Associate Sublicense. Notwithstanding the foregoing, if a sublicensee qualifies as both an Affiliate Sublicensee and an Associate Sublicensee, such sublicensee shall be considered an Affiliate Sublicensee for all purposes and the sublicense granted to such sublicensee shall be considered an Affiliate Sublicense.

         1.15 "RGENE Licensing Group" shall mean RGENE, its Affiliate Sublicensees, and its Associate Sublicensees.

         1.16 "Territory" shall mean the world, subject to modification pursuant to the terms of Article 6.



2.       GRANT OF LICENSE

         2.1 UTRC hereby grants to RGENE, and RGENE hereby accepts from UTRC, upon the terms and conditions herein specified and subject to the reservations set out below and further subject to the royalty-free nonexclusive and other rights held by the United States Government (as more fully set out in Article 2.3 below),

                  A. a right and license in the Territory to utilize the Technology in the manufacture, use, and sale of Licensed Products for use in the First Licensed Field, with the right to sell such Licensed Products for use in the First Licensed Field being exclusive; and

                  B. a right and license in the Territory to manufacture, use, and sell Licensed Products for use in the First Licensed Field under the issued patents included within the Licensed Patent Rights, with the right to sell such Licensed Products for use in the First Licensed Field being exclusive; and

                  C. a nonexclusive right and license in the Territory to utilize the Technology in the manufacture, use and sale of Licensed Products for use in the Second Licensed Field; and

                  D. a nonexclusive right and license in the Territory to manufacture, use, and sell Licensed Products for use in the Second Licensed Field under the issued patents included within the Licensed Patent Rights; and

                  E. a right and license in the Territory to utilize the Technology in the manufacture, use, and sale of Licensed Products for use in the Third Licensed Field, with the right to sell such Licensed Products for use in the Third Licensed Field being co-exclusive; and

                  F. a right and license in the Territory to manufacture, use, and sell Licensed Products for use in the Third Licensed Field under the issued patents included within Licensed Patent Rights, with the right to sell such Licensed Products for use in the Third Licensed Field being co-exclusive; and

                  G. a right and license in the Territory to utilize the Technology in the manufacture, use, and sale of Licensed Products for use in the Fourth Licensed Field, with the right to sell such Licensed Products for use in the Fourth Licensed Field being co-exclusive; and

                  H. a right and license in the Territory to manufacture, use, and sell Licensed Produces for use in the Fourth Licensed Field under the issued patents included within Licensed Patent Rights, with the right to sell such Licensed Products for use in the Fourth Licensed Field being co-exclusive.

Notwithstanding the foregoing, the right to sell Licensed Products for use in the First Licensed Field as granted in 2.1A. and 2.1B. above shall be nonexclusive as to cancers other than Excluded Cancers until UTRC shall have entered into an agreement with [*] whereby [*] relinquishes its licensed rights with regard to such cancers. At such time as UTRC and [*] enter into such agreement, this paragraph shall no longer apply and the exclusivity provisions of Article 2.1A and 2.1B. shall control.

         The term "exclusive" as used in this Article 2.1 means that during the term of this Agreement UTRC shall not sell or otherwise distribute Licensed Products in the Territory for use in the First Licensed Field or license any third party to sell or otherwise distribute Licensed Products in the Territory for use in the First Licensed Field.

         The term "co-exclusive" as used in Article 2.1E. and Article 2.1F means that during the term of this Agreement (UTRC shall not sell or otherwise distribute Licensed Products in the Territory for use in the Third Licensed Field or license any third party (other than [*] or a successor or assignee of [*]) to sell or otherwise distribute Licensed Products in the Territory for use in the Third Licensed Field.

         The term "co-exclusive" as used in Article 2.1G. and Article 2.1H means that during the term of this Agreement UTRC shall not sell or otherwise distribute Licensed Products in the Territory for use in the Fourth Licensed Field or license any third party (other than [*] or a successor or assignee of [*]) to sell or otherwise distribute Licensed Products in the Territory for use in the Fourth Licensed Field.



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         [*] Confidential Treatment Requested

         2.2 UTRC expressly reserves and does not license to RGENE any rights with respect to:

                  A. the manufacture, use, or sale of Licensed Products in the Excluded Fields or otherwise outside the Licensed Fields; or

                  B. the manufacture, use, or sale of reagents covered by Technology or described/claimed in Licensed Patent Rights in the Excluded Fields or otherwise outside the Licensed Fields, the express intent of the parties being to restrict the rights licensed to RGENE hereunder to the Licensed Fields; or

                  C. the manufacture, use, or sale of Licensed Products outside the Territory.

         2.3      UTRC further expressly reserves for itself and for McMaster:

                  A. the nonexclusive right to utilize and to license third parties to utilize the Technology and the Licensed Patent Rights in the First Licensed Field and the Third Licensed Field for any research (including commercial research) and/or academic purpose, including but not limited to the manufacture, use, and sale of reagents;

                  B. the nonexclusive right to utilize and to license third parties to utilize the Technology and the Licensed Patent Rights in the Second Licensed Field for any commercial or noncommercial purpose; and

                  C. the nonexclusive right to manufacture, use, and sell Licensed Products for use in the Second Licensed Field under the issued patents included within Licensed Patent Rights and to license third parties to manufacture, use, and sell Licensed Products for use in the Second Licensed Field.

         2.4 RGENE recognizes and accepts that not all aspects of the Technology and potential Licensed Products are covered by an issued patent within Licensed Patent Rights, and in the absence of such patent protection, it is possible for third parties without license from UTRC to sell product(s) identical or similar to Licensed Products for use in the Licensed Fields without the possibility of recourse on the part of UTRC or RGENE. Such occurrence shall not constitute a breach of this Agreement by UTRC, and in such case RGENE shall not have any claim for damages under this Agreement against UTRC.

         2.5 To the extent of the license granted hereunder, RGENE shall have the right in the Territory to sublicense to third parties the right to make, use, and sell Licensed Products for use in the First Licensed Field, the Second Licensed Field, and the Fourth Licensed Field during the term of this Agreement. RGENE shall also have the right to sublicense to third parties the right to make, use, and sell Licensed Products for use in the Third Licensed Field during the term of this Agreement, but only with the prior written permission of [*] (in any country where [*] retains a license at that time). No sublicense shall be entered into by RGENE without the prior written approval of UTRC, which approval shall not be unreasonably withheld. In addition, all such sublicenses shall be subject to this Agreement in all respects and RGENE shall be responsible for the performance hereunder by any such sublicensee. RGENE shall give UTRC prompt notification of the identity and address of each potential sublicensee with whom it enters into sublicense negotiations and shall provide UTRC with a copy of each draft of a written sublicense. No sublicense shall relieve RGENE of any of its obligations under this Agreement. No sublicensee shall have the right to further sublicense third parties to make, use, or sell Licensed Products for use in any Licensed Field without prior written permission from RGENE and UTRC, which shall not be unreasonably withheld.

         2.6 RGENE agrees that Licensed Products sold in the United States shall be manufactured substantially in the United States.

         2.7 It is specifically acknowledged that RGENE is as of the Effective Date a sublicensee of Aronex Pharmaceuticals, Inc. under a license granted by UTRC to the Technology and the Licensed Patent Rights.

         2.8 RGENE agrees that it will not utilize the Technology or practice under the Licensed Patent Rights for any purpose other than that encompassed by the license granted herein, except as may be allowed by its sublicense from Aronex Pharmaceuticals, Inc.

         2.9 In interpreting this Agreement, in the event of a conflict between any of the Licensed Fields and the "Excluded Fields," "Excluded Fields" shall govern; in the event of a conflict between the "First Licensed Field" on the one hand and the "Second Licensed Field," the "Third Licensed Field," or the "Fourth Licensed Field" on the other hand, the "Second Licensed Field" the "Third Licensed Field," or the "Fourth Licensed Field," as the case may be, shall govern. Likewise, in the event of a conflict between the "Second Licensed Field" on the one hand and the "Third Licensed Field" or the "Fourth Licensed Field" on the other hand, the "Third Licensed Field" or the "Fourth Licensed Field," as the case may be, shall govern.

3.       DUE DILIGENCE

         3.1 RGENE shall use its best efforts to bring one or more Licensed Products to market in each of the Licensed Fields.


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         [*]  Confidential Treatment Requested

         3.2 UTRC shall have no obligation to provide RGENE with technical information concerning the Technology. If RGENE desires technical assistance with regard to its activities under this Agreement, obtaining such assistance from third parties, including those individuals named as inventors on the Patent Application, shall be the responsibility of RGENE.

4.       PAYMENTS

         4.1      As consideration for the license hereby granted:

                  A. ENE shall pay to UTRC a License Issue Fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000), acknowledged to have been paid by RGENE and received by UTRC prior to the execution of this First Amended Agreement, with such payment being neither refundable nor chargeable against future fees or royalties of any type.

                  B. Upon execution by the stock recipient of a Stockholders Agreement substantially the same in form and substance as the agreement attached hereto as Appendix B, RGENE shall transfer or have transferred 130,000 shares of RGENE Founders Stock in the amounts and to the recipients as set out below:

                             UTRC                             [*]
                             Dr. Leaf Huang                   [*]
                             McMaster University              [*]
                             [*]                              [*]
                             [*]                              [*]
                                                         --------
                                      TOTAL               130,000 shares
                                                         ========

Said transfer of shares in the amounts specified above is acknowledged to have been completed by RGENE prior to the execution of this First Amended Agreement.

                  C. RGENE shall pay to UTRC Running Royalties in an amount equal to [*] of all Net Sales by RGENE and Affiliate Sublicensees of Licensed Products that are covered by a claim of an issued and unexpired patent included within Licensed Patent Rights in the place of manufacture, use, or sale, and RGENE shall pay to UTRC Running Royalties in an amount equal to [*] of all Net Sales by Associate Sublicensees of Licensed Products that are covered by a claim of an issued and unexpired patent included within Licensed Patent Rights in the place of manufacture, use, or sale, provided:


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                                      -11-

                           (1)      If, in order to manufacture or sell any
Licensed Product covered by this Article 4.1C, any member of the RGENE Licensing Group is required to obtain from one or more third parties who are not Affiliates or members of the RGENE Licensing Group other royalty-bearing license(s) for additional drug delivery technology, the Running Royalty rate payable hereunder on Net Sales of that Licensed Product shall be reduced by [*] for each such license actually entered into by a member of the RGENE Licensing Group, provided that in no event shall the Running Royalty rate be less than [*] of Net Sales and further provided that the reduced Running Royalty rate shall apply only to sales of that Licensed Product on which a member of the RGENE Licensing Group actually owes and pays a royalty to a non-Affiliate third party.

                           (2)      In order to establish such reduction in the
Running Royalty rate for a particular Licensed Product, RGENE shall furnish to UTRC a copy of such executed agreement and any other written evidence in such form as may be required by UTRC along with a statement by an appropriate officer of RGENE that the third-party agreement was required for the manufacture or sale of that Licensed Product.

                           (3)      The reduction in the Running Royalty rate
for a particular Licensed Product shall not operate to reduce the Running Royalty rate for any other Licensed Product.

                  D. RGENE shall pay to UTRC Running Royalties in an amount equal to [*] of all Net Sales of Licensed Products that are not covered by the provisions of Article 4.1C above by members of the RGENE Licensing Group during each calendar quarter during the term of this Agreement, provided:

                           (1)      If, in order to manufacture or sell any
Licensed Product covered by this Article 4.1D, a member of the RGENE Licensing Group is required to obtain from one or more non-Affiliate third parties other royalty-bearing license(s) for additional drug delivery technology, the Running Royalty rate payable hereunder on Net Sales of that Licensed Product shall be reduced by [*] for each such license actually entered into by a member of the RGENE Licensing Group, provided that in no event shall the Running Royalty rate be less than [*] of Net Sales and further provided that the reduced Running Royalty rate shall apply only to sales of that Licensed Product on which a member of the RGENE Licensing Group actually owes and pays a royalty to a non-Affiliate third party.


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         [*] Confidential Treatment Requested

                           (2)      In order to establish such reduction in the
Running Royalty rate for a particular Licensed Product, RGENE shall furnish to UTRC a copy of such executed agreement and any other written evidence in such form as may be required by UTRC along with a statement by an appropriate officer of RGENE that the third-party agreement was required for the manufacture or sale of that Licensed Product.

                           (3)      The reduction in the Running Royalty rate
for a particular Licensed Product shall not operate to reduce the Running Royalty rate for any other Licensed Product.

                  E. RGENE shall pay to UTRC Sublicense Royalties as follows:

                           (1)      Up-Front Payments.

                                    (a)     For each sublicense granted
                                            hereunder which covers only one
                                            molecular entity (i.e., only one
                                            therapeutic or diagnostic agent),
                                            RGENE shall pay UTRC the greater of:

                                            (i)      [*] to RGENE that is
                                                     designated as an up-front
                                                     payment for Licensed Patent
                                                     Rights; or

                                            (ii)     [*]

                                    (b)     For each sublicense granted
                                            hereunder which covers more than one
                                            molecular entity (i.e., more than
                                            one therapeutic or diagnostic
                                            agent), RGENE shall pay UTRC the
                                            greater of:





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         [*] Confidential Treatment Requested

                                            (i)      [*] to RGENE that is
                                                     designated as an up-front
                                                     payment for any Licensed
                                                     Patent Rights; or

                                            (ii)     [*].

                           (2)      RGENE shall pay UTRC [*] of running
royalties and all remaining revenue received from RGENE's sublicensees other than up-front fees.

                           (3)      Notwithstanding the foregoing, in the event
a sublicense is granted to Pasteur Merieux, UTRC will receive [*] of any revenue received by any member(s) of the RGENE Licensing Group as a result of such sublicense.

                  F. RGENE shall pay to UTRC Annual License Maintenance Fees as follows:

                           (1)      [*] per year for each of the following
years: 1995, 1996, 1997, 1998 and 1999

                           (2)      [*] per year for each of the following
years: 2000, 2001, 2002, 2003, and 2004

                           (3)      [*] per year for 2005 and each year
thereafter during the term of this Agreement.

Annual License Maintenance Fees shall be paid by the last day of February of the year to which they apply. The Annual License Maintenance Fee paid for any year shall be creditable against the Running Royalties and Sublicense royalties accruing during that year. Annual License Maintenance Fees for any year paid in excess of Running Royalties and Sublicense Royalties for that year shall not be creditable to Running Royalties and Sublicense royalties for subsequent years.

         4.2 Payment of the amounts due to UTRC for Running Royalties and Sublicense Royalties shall be made quarterly by RGENE to UTRC on or before the last day of February, May, August, and November of each year during the term of this Agreement based on sales which occurred during the immediately preceding calendar quarter. The last such payment shall be made within forty-five (45) days after termination of this Agreement.


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         [*] Confidential Treatment Requested

         4.3 For purposes of determining when Running Royalties are earned, Licensed Products shall be considered to be sold when billed, or if not billed out, when delivered or shipped. The nonpayment by customers shall not affect the royalties due to UTRC. However, royalties paid (a) on Licensed Products that are returned or that are not accepted by customers or (b) on billings or shipments for which a member of the RGENE Licensing Group does not receive payment shall be credited against subsequent royalties due UTRC under this Agreement. In the case of a distribution other than sale, such distribution shall be considered to have been made on the earlier of the date of delivery, shipment, or installation.

         4.4 All payments due hereunder are expressed in and shall be paid in United States of America currency, without deduction of exchange, collection or other charges, to UTRC in immediately available funds, or to the account of UTRC at such financial institution as UTRC may from time to time designate in writing.

         4.5 Any amount owed by RGENE which is not received by UTRC on or before the date due shall bear interest at the prime rate quoted in the Wall Street Journal for a major New York bank on the date due (or if not quoted on the date due, the next date on which the prime rate is quoted) plus two percentage points. RGENE shall also pay all reasonable collection costs at any time incurred by UTRC in obtaining payment of amounts past due, including reasonable attorneys' fees. The payment of such interest by RGENE shall not foreclose UTRC from exercising any other rights it may have as a consequence of the lateness of any payment.

         4.6 Should RGENE fail to make any payment or submit any report as required under this Agreement, UTRC shall have the option to terminate this Agreement in accordance with the provisions of Article 10.4 herein.

         4.7 Notwithstanding any provision herein to the contrary, the obligation to pay royalties shall terminate as to each of the issued United States patents that may be included within Licensed Patent Rights upon expiration of the patent, except that royalties accrued but not paid prior to such expiration shall be payable with the next scheduled royalty payment under the provisions of this Article.

5.       REPORTS, RECORDS AND INSPECTION

         5.l      RGENE shall maintain and shall require its sublicensees to maintain a true and correct set of records pertaining to performance under this Agreement or any sublicense, as the case may be. RGENE agrees to permit an auditor selected by UTRC to have access, during the term of this Agreement and for a period of three (3) years thereafter, and during ordinary business hours upon at least two (2) weeks' notice, to such records as may be necessary, in the opinion of such auditor, to determine the correctness of any report and/or payment made under this Agreement. Results of any such examination shall be made available to RGENE and UTRC. If any examination reveals a shortage in amounts paid to UTRC equal to or greater than five percent (5%) of the total amount due in the period under audit, RGENE shall reimburse UTRC for the cost of the examination as well as the shortage, together with interest thereon as provided in Article 4.5, within ten
(10) days following completion of the examination. Any overage will be credited to future royalties.

         5.2 On or before the last day of February, May, August, and November of each year during the term of this Agreement, RGENE shall furnish UTRC a written report of the activities of RGENE and its sublicensee(s) under this Agreement in such form as UTRC may reasonably request. Each such report shall reflect at a minimum the volume sold of all Licensed Products and all revenues received by RGENE and its sublicensee(s) pursuant to commercialization of Licensed Products during the immediately preceding calendar quarter.

         5.3 On or before the one-hundred twentieth (120th) day following the close of RGENE's fiscal year, RGENE shall provide UTRC with a copy of RGENE's annual report for the preceding fiscal year.

6.       PATENT PROSECUTION AND INFRINGEMENT

         6.1 UTRC shall have the right, but not the obligation, to file, prosecute and/or maintain patent applications and patents included within Licensed Patent Rights. Upon request by RGENE, UTRC shall provide or request that its patent attorney(s) provide RGENE with copies of correspondence with patent offices concerning any patent applications and patents that may be included within Licensed Patent Rights. In the event that UTRC elects not to prosecute and/or maintain any patent applications or patents that may be included within Licensed Patent Rights, UTRC shall so notify RGENE (and other licensees of such Licensed Patent Rights) in writing of such election no later than thirty (30) days prior to any applicable statutory bar date or response date, as the case may be, to permit RGENE and such other licensees (at their own expense) to file, prosecute and/or maintain the patent application(s) and/or patent (s) that were the subject of such notice.

         6.2 Within thirty (30) days after receipt of an invoice from UTRC, RGENE shall reimburse UTRC for:

                  A. [*] of all out-of-pocket expenses incurred after the Effective Date by UTRC in the filing, prosecution, and maintenance of United States patent applications and patents included within Licensed Patent Rights; and

                  B. [*] of all out-of-pocket expenses incurred after the Effective Date by UTRC in the filing, prosecution, and maintenance of foreign patent applications and patents included within Licensed Patent Rights.

         6.3 Notwithstanding the provisions of Article 6.2, in the event that UTRC grants a license to one or more third parties under the Licensed Patent Rights outside the First Licensed Field, RGENE shall be responsible to UTRC from and after the effective date of such subsequent license(s) for only 1/x (where "x" is the total number of direct UTRC licensees, excluding sublicensees) of the out-of-pocket expenses incurred by UTRC in the filing, prosecution, and maintenance of patent applications and patents included in such license to a third party. Further, UTRC agrees that it will notify RGENE of UTRC's intention to file in a foreign country any patent application that would be covered by the definition of Licensed Patent Rights. In the event RGENE fails for any reason to pay its pro rata share of any such expenses within sixty (60) days following its receipt of an invoice from UTRC for such expenses, then (1) RGENE shall have no further license under the Licensed Patent Rights in the country(ies) to which such expenses pertain, and (2) RGENE shall not thereafter make, have made, sell or lease, or sublicense others to use Licensed Products in the country(ies) to which such expenses pertain; and (3) those country(ies) will be automatically deleted from the Territory.

         6.4 All patent applications and issued patents within Licensed Patent Rights shall be owned by UTRC.

         6.5 RGENE and all its sublicensees shall mark all products covered by Licensed Patent Rights with patent numbers in accordance with the statutory requirements in the country(ies) of manufacture, use, and sale, and pending the issue of any patents, RGENE and its sublicensees shall stamp the products, "Patent Applied For," or the foreign equivalent as appropriate.

7.       INFRINGEMENT

         7.1 If it is believed in good faith that the rights to any issued patent included within Licensed Patent Rights, United States or foreign, are infringed by an



- ------------------------------

         [*] Confidential Treatment Requested
unlicensed third party, the party to this Agreement first having knowledge of such infringement shall promptly notify the other thereof in writing, which notice shall set forth the known facts of such infringement in reasonable detail. UTRC shall have the right but not the obligation to institute and prosecute at its own expense any such infringement of the Licensed Patent Rights or to enter into negotiations with the alleged infringer for the granting of a license under Licensed Patent Rights. In furtherance of such right, RGENE hereby agrees that UTRC may include RGENE as a party plaintiff in any such suit, without expense to RGENE. The total cost of any such infringement action commenced solely by UTRC shall be borne by UTRC. Any recovery or damages for past infringement during the term of this Agreement in the First Licensed Field in the Territory shall be applied first to reimburse UTRC for its out-of-pocket expenses and reasonable attorneys' fees incurred by UTRC in connection with such suit, and the balance remaining from any such recovery shall be divided equally between UTRC and RGENE. Any recovery or damages for past infringement during the term of this Agreement in the Third Licensed Field in the Territory shall be applied first to reimburse UTRC for its out-of-pocket expenses and reasonable attorneys' fees incurred by UTRC in connection with such suit, and the balance remaining from any such recovery shall be divided seventy-five percent (75%) to UTRC and twenty-five percent (25%) to RGENE. Any recovery or damages for past infringement during the term of this Agreement in the Second Licensed Field in the Territory shall be retained by UTRC. RGENE shall have the right at its own expense to participate in such lawsuit to the extent that, in its judgment, it may be prejudiced thereby.

         7.2 If within six (6) months after having been notified of an alleged infringement in the First Licensed Field in the Territory, UTRC shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought an infringement action, or if UTRC shall notify RGENE at any time prior thereto of its intention not to bring suit against any alleged infringer in the First Licensed Field in the Territory, then, and in those events only, RGENE shall have the right, but shall not be obligated, to prosecute at its own expense any such infringement in the First Licensed Field in the Territory, and RGENE may, for such purposes, use the name of UTRC as party plaintiff. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UTRC, which consent shall not be unreasonably withheld. In the event RGENE shall undertake the enforcement and/or defense of the Licensed Patent Rights by litigation, any recovery of damages by RGENE for each such suit shall be applied first to reimburse RGENE for out-of-pocket expenses and reasonable attorneys' fees incurred by RGENE in connection with such suit, and the balance remaining from any such recovery shall be divided equally between RGENE and UTRC.

         7.3 Nothing in this Agreement shall be construed in such a way as to obligate either party to institute suit against any alleged infringer.

         7.4 In the event a declaratory judgment action alleging invalidity or noninfringement of any of the Licensed Patent Rights shall be brought by any third party against RGENE, UTRC, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of such action at its own expense.

         7.5 In any infringement suit that either party may institute to enforce the Licensed Patent Rights, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

         7.6 Notwithstanding any of the foregoing, if, at any time during the term of this Agreement, UTRC shall be unable to uphold the validity of any granted patent within Licensed Patent Rights against any alleged infringer, RGENE shall not have a damage claim or a claim for refund or reimbursement against UTRC.

8.       DEFENSE OF LEGAL ACTIONS; INSURANCE INDEMNIFICATION

         8.1 In the event that UTRC, The University of Tennessee, any of their directors, officers, or employees, or any individual named as an inventor of Licensed Patent Rights (hereinafter "Indemnified Party") is charged with infringement of a patent by a third party or is made a party in any lawsuit (including but not limited to products liability actions) as a result of the manufacture, use, or sale of any Licensed Product under this Agreement or as a result of any obligation or activity of RGENE or its sublicensees under this Agreement or any sublicense, RGENE shall:

                  A. defend or settle, at RGENE's expense, any such claim of infringement or lawsuit;

                  B. assume all costs, expenses, damages, and other obligations for payments incurred as a consequence of such charges of infringement or lawsuit; and

                  C. indemnify and hold such Indemnified Party harmless for any and all damages, losses, liability, and costs resulting from such charge of infringement or lawsuit.

         8.2 At RGENE's request and expense, UTRC shall give RGENE assistance in the defense of any such infringement charge or lawsuit.

         8.3 Any Indemnified Party shall have the right to participate in any defense, compromise or settlement to the extent that, in its judgment, it may be prejudiced thereby.

         8.4 RGENE shall not settle any suit naming an Indemnified Party without the prior consent of UTRC and each such Indemnified Party.

         8.5 RGENE shall not settle any claim or suit in any manner that shall adversely affect any Licensed Patent Rights, require any payment by UTRC or any other Indemnified Party, or reduce the royalty due to UTRC hereunder without the prior written consent of UTRC. The foregoing shall apply even with regard to a claim or suit in which UTRC is not a party.

         8.6 RGENE agrees to carry such liability insurance as would reasonably be expected of a company of RGENE's size and activities operating in the pharmaceutical industry. At all times during the term of this Agreement, UTRC shall be listed as an additional named insured on such liability insurance policy(ies). RGENE agrees to provide written evidence of such insurance upon request by UTRC.

9.       NEGATION OF WARRANTIES

         9.1      NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS:

                  A. a warranty or representation by UTRC that any patent application included within Licensed Patent Rights will ultimately issue as a patent;

                  B. a warranty or representation as to the validity or scope of any patent application or issued patent that may be included in Licensed Patent Rights;

                  C. a warranty or representation that the use of the Technology or the practice of the invention(s) covered by Licensed Patent Rights or the manufacture, use, or sale of Licensed Products are or will be free from infringement of patents of third parties;

                  D. a requirement that UTRC shall be responsible for the expenses of filing or prosecuting any patent application or maintaining any patent in force;

                  E. an obligation on the part of UTRC to bring or prosecute actions or suits against third parties for infringement of Licensed Patent Rights or for unauthorized use of the Technology;

                  F. an obligation on the part of UTRC to defend any action or suit brought by any third party;

                  G. a warranty or representation by UTRC as to the safety, reliability, or efficacy of the Technology, the invention(s) covered by Licensed Patent Rights, or any product which incorporates or in its production employs such Technology or invention(s);

                  H. a warranty or representation by UTRC that any Technology is secret or confidential; or

                  I. a requirement that UTRC take any action to prevent the disclosure of the Technology by the University, its employees, or any other third party.

         9.2 UTRC makes no representations, extends no warranties of any kind, either express or implied, and assumes no responsibilities whatever with respect to the manufacture, use, sale, or other disposition of Licensed Products or any other activities hereunder by RGENE, its sublicensee(s), their customers, or any third parties.

10.      TERM AND TERMINATION

         10.1 This Agreement shall commence and become effective as of the Effective Date.

         10.2 Unless earlier terminated in accordance with the provisions set out herein, this Agreement shall continue in full force and effect until the expiration or termination of all Licensed Patent Rights.

         10.3 Upon termination of this Agreement as a result of the expiration or termination of all Licensed Patent Rights, RGENE shall have no further royalty obligation to UTRC with regard to any Licensed Products manufactured, used, or sold for use in the Licensed Fields, and may thereafter utilize any inventions covered by expired Licensed Patent Rights without obligation to make any farther payment to UTRC.

         10.4 Should RGENE fail to pay UTRC royalties or any other payments due and payable hereunder, UTRC shall have the right to terminate this Agreement on thirty (30) days' written notice to RGENE, and unless RGENE shall within said thirty-day period pay UTRC all such amounts due and payable, this Agreement shall terminate at midnight on the thirtieth day, all without prejudice to any rights or remedies otherwise available to UTRC.

         10.5 Should RGENE's program of the exploitation of the Technology in the Licensed Fields fail at any time to yield satisfactory progress, in RGENE's reasonable business judgment, toward the introduction to market of one or more Licensed Products, RGENE shall have the right to terminate this Agreement upon ninety
(90) days' written notice to UTRC and, concurrently with the giving of such notice, payment of a Termination Fee in the amount of the next Annual License Maintenance Fee; provided, however, that RGENE shall remain liable for all amounts due and payable under this Agreement through the date of termination.

         10.6 In the event that either party to this Agreement defaults in the due performance of its obligations or covenants hereunder (other than a default by RGENE covered by Article 10.4 above) or in the event that any representation by either party proves to be false or incorrect in any material respect, the other party may give notice of same to the defaulting party demanding that such default be cured within sixty (60) days. If the default is not cured within the 60-day grace period, this Agreement shall terminate at midnight on the last day of such period, all without prejudice to any rights or remedies otherwise available to the terminating party.

         10.7 Upon any termination of this Agreement by either party except pursuant to the expiration of termination of all Licensed Patent Rights:

                  A. All rights granted to RGENE hereunder shall terminate automatically and shall revert to UTRC;

                  B. RGENE shall not thereafter utilize the Technology for any purpose or manufacture, use, or sell Licensed Products under Licensed Patent Rights; and

                  C. UTRC shall automatically assume the position of "sublicensor" in any sublicense granted by RGENE.

         10.8 Within thirty (30) days after the termination of this Agreement for any reason, RGENE shall duly account for and pay to UTRC all royalties and other payments accrued as of the date of termination.

         10.9 In the event of adjudication of bankruptcy, appointment of a receiver by a court of competent jurisdiction, assignment for the benefit of creditors, or where levy or execution directly involves all the substantial assets of RGENE or if RGENE goes out of business, this Agreement shall automatically terminate effective the date of such action, provided, however, that such termination shall not impair or prejudice any right or remedy that UTRC may otherwise have.

         10.10 Termination of this Agreement for any cause shall not be construed to release RGENE from any royalty or confidentiality obligation or any obligation under

Article 8 (all of which shall survive the termination of this Agreement) or from any other obligation matured prior to the effective date of such termination.

11.      CONFIDENTIALITY

         11.1 RGENE agrees that reasonable and prudent practices shall be followed to maintain the confidential nature of the Technology that is not public knowledge, including where necessary, obtaining written confidentiality agreements from employees not already bound by such agreements and all sublicensees and all employees of same who have access to such Technology. UTRC and RGENE each agree that all information relating to this Agreement and the Technology and improvements licensed hereunder contained in documents marked "Confidential" which are forwarded to one by the other shall be received in strict confidence, shall be used only for the purposes contemplated in this Agreement, and shall not be disclosed by the receiving party (except as required by law), its agents or employees without the prior written consent of the forwarding party, unless such information (i) was in the public domain at the time of disclosure, (ii) later became part of the public domain through no act or omission of the receiving party, its employees, agents, successors or assigns, (iii) was lawfully disclosed to the receiving party by a third party having the right to disclose it, (iv) was already known to the receiving party at the time of disclosure, (v) was independently conceived, discovered or reduced to practice, (vi) is required to be submitted to a government agency pursuant to any obligation imposed or right granted hereunder, (vii) is required by law or court order to be disclosed, or (viii) is disclosed by The University of Tennessee, UTRC, or McMaster in the exercise of rights under Article 15.1. The foregoing obligation of confidentiality shall survive the termination of this Agreement for any reason for a period of ten (10) years thereafter.

12.      WAIVER AND MODIFICATIONS

         12.1 It is understood that this Agreement and the previous confidentiality agreement executed by the parties contain the entire agreement between the parties relating to the subject matter of this Agreement. Neither party shall be bound by any agreement, covenants or warranties unless it shall be reduced to writing and signed by an officer of such party. The failure of either of the parties at any time or times to require the performance by the other of any provisions hereof shall in no manner affect the right of the first-mentioned party thereafter to enforce the same. The waiver by either of the parties of any breach of any provision hereof shall never be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

13.      ASSIGNABILITY

         13.1 This Agreement shall be binding upon and shall inure to the benefit of UTRC and its assigns and successors in interest and shall be binding upon and shall insure to the benefit of RGENE and the successor to its entire business, but shall not otherwise be assignable or assigned by RGENE without UTRC's prior written approval, which approval shall not be unreasonably withheld, provided that such successor shall agree in writing to be bound in all respects thereby.

14.      NOTICES

         14.1 All payments, notices, and other communications between the parties shall be deemed to be given and received two (2) days after the date of mailing when sent by certified or registered United States mail, return receipt requested, and addressed as set out below. Otherwise, a payment, notice, or other communication shall be deemed to be given and received on the date of actual receipt by the addressee.

                  A.       If to RGENE:

                           RGene Therapeutics, Inc.
                           2170 Buckthorne Place, Suite 230
                           The Woodlands, TX  77381

                  B.       If to UTRC:

                           The University of Tennessee Research Corporation 415 Communications Building
                           Knoxville, TN  37996-0344

         14.2 Either party may change its address by written notice duly given to the other party. A post office receipt showing the date of deposit shall be prima facie evidence of mailing when sent by certified or registered United States mail.

15.      ADDITIONAL PROVISIONS

         15.1 During the term of this Agreement, RGENE shall, at its own expense and without remuneration from UTRC, fully disclose to UTRC all improvements and modifications to the Technology, the Licensed Products, and the invention(s) within Licensed Patent Rights which are developed wholly or partly by RGENE, employees, contractors, agents, and subsidiaries. The University of Tennessee, McMaster, and UTRC shall have during the term of this Agreement a nonexclusive nontransferable royalty-free license to utilize such improvements and modifications for research and academic purposes only. However, in the event that this Agreement is terminated by UTRC due to a default by RGENE, UTRC and McMaster shall have a royalty-free license (with the right to sublicense) to manufacture, use, and sell such improvements and modifications for any commercial or noncommercial purpose. The provisions of this paragraph shall not apply to any technology developed by a university or other academic institution under contract with RGENE.

         15.2 Each party shall be deemed to be an independent contractor and this Agreement shall not constitute a partnership or a joint venture, and neither party may be bound by the other to any contract, arrangement or understanding except as specifically stated herein.

         15.3 Prior written approval must be obtained for the use of UTRC's, McMaster's, or the University's name, logo or associated symbols in any form of advertising.

         15.4 RGENE shall be solely responsible for the payment and discharge of any taxes or duties relating to any transactions of RGENE, its employees, contractors, agents, or sublicensees in connection with the manufacture, use, or sale in any country of Licensed Products.

         15.5 RGENE shall, at its own expense, be responsible for applying for and obtaining any approvals, authorizations, or validations required under the laws of the United States or a foreign country that may be necessary for the manufacture, use, or sale of Licensed Products or relative to the performance of any obligation under this Agreement.

         15.6 The failure of either party to enforce at any time any of the provisions of this Agreement, or any rights in respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of such provisions, rights or elections, or in any way to affect the validity of this Agreement. Exercise by either party of any of these rights herein or any of its elections under the terms or covenants herein shall not preclude either party from exercising the same or any other rights in this Agreement irrespective of any previous action or proceeding taken by either party hereunder.

         15.7 If any provision of this Agreement is judicially or in an arbitration proceeding determined to be void or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain in full force and effect. Either party may request that a provision otherwise void or unenforceable be reformed so as to be valid and enforceable to the maximum extent permitted by law.

         15.8 No liability hereunder shall result to a party by reason of delay in performance caused by force majeure, that is, circumstances beyond reasonable control of the party, including, without limitation, acts of God, fire, flood, war, civil unrest, labor unrest, or shortage of or inability to obtain material or equipment.

         15.9 This First Amended Agreement amends and restates the Original Agreement. From and after the execution of this First Amended Agreement, the Original Agreement shall have no further force and effect.

         15.10 The signature on the part of McMaster appears below as co-owner of the Licensed Patent Rights and the Technology for the purpose of indicating its approval of the provisions of this Agreement and indicating its agreement not to take any action in derogation of the rights herein granted to RGENE. It is understood and agreed by RGENE that UTRC shall have no responsibility or liability for any act or omission to act on the part of McMaster, and McMaster shall take no responsibility or liability for any act or omission to act on the part of UTRC.

         15.11 This Agreement shall have no force and effect unless and until duly executed by both parties.

         15.12 This Agreement is deemed to have been made in the State of Tennessee and shall be interpreted and construed and any legal relations created hereunder shall be determined in accordance with the laws of the State of Tennessee.

         IN WITNESS WHEREOF, signifying their acceptance of and agreement to be bound by the terms and conditions of this Agreement, the signatures of the parties are affixed hereto.

                                                THE UNIVERSITY OF TENNESSEE
RGENE, INC.                                     RESEARCH CORPORATION

By: /s/MARTIN LINDENBERG                        By: /s/ANN J. ROBERSON
    --------------------                            ------------------
Name:  Martin Lindenberg                        Name:  Ann J. Roberson
Title: President and CEO                        Title: President
Date:  12/8/95                                  Date:  12-6-95

Approved by MCMASTER UNIVERSITY

By: /s/DR. M.R. McDERMOTT
    ---------------------
Name:  Dr. M.R. McDermott
Title: Director, Research Contracts &
       Intellectual Property
Date:  Dec. 7/95

                                                                Appendix A - p.1

ACTUAL GRANTS OF LICENSE AND FIELDS OF USE FOR DC-CHOL FOR UTRC'S LICENSEES AS OF 12/06/95

LICENSEE A - ARONEX

         2.1 UTRC hereby grants to ARONEX, and ARONEX hereby accepts from UTRC, upon the terms and conditions herein specified and subject to the reservations set out below, (a) a world-wide exclusive License to utilize the Technology in the manufacture, use, and sale of Licensed Products for use in the Licensed Field and (b) a world-wide exclusive License to manufacture, use and sell Licensed Products for use in the Licensed Field under the issued patents included within Licensed Patent Rights. The term "exclusive" as used in this
Article 2.1 means that UTRC shall not sell or otherwise distribute Licensed Products for use in the Licensed Field or license third parties to sell or otherwise distribute Licensed Products for use in the Licensed Field during the term of this Agreement.

         1.7 "Licensed Field" shall mean and include therapeutic and prophylactic applications of the Technology and the Licensed Patent Rights for
(a) sepsis-related infectious diseases other than pulmonary diseases and (b) lung, colon, breast, ovarian, and hematologic cancers.

         1.8      "Excluded Fields" shall mean:

                  (a) the sale for research purposes of products based on or incorporating the Technology or described/claimed in the Licensed Patent Rights; and

                  (b) all applications for immunologic or genetic disorders; and

                  (c) all applications for diseases and disorders of joints and connective tissues, including but not limited to (1) all forms of arthritis;
(2) osteoporosis and other diseases of the bone; (3) tendon and ligament repair and healing; (4) cartilage repair and healing; (5) radicular and pseudoradicular syndromes; (6) systemic lupus erythematosus; (7) scleroderma; (8) Sjogren's syndrome; and (9) aseptic loosening and other causes of prosthetic orthopaedic failure; and

                  (d) all applications for pulmonary diseases or disorders other than lung cancer; and

                  (e) all applications for cardiac diseases or disorders other than hematologic cancer; and

                  (f) all applications for diseases and disorders of the skin except skin cancer; and

                  (g) all applications for infectious diseases except sepsis-related infectious diseases other than pulmonary diseases; and

                  (h) all other applications not specifically included in the Licensed Field.



LICENSEE B - RGENE

                                                                Appendix A - p.2

LICENSEE C

         2.1 UTRC hereby grants to LICENSEE C, and LICENSEE C hereby accepts from UTRC, upon the terms and conditions herein specified and subject to the royalty-free nonexclusive license and other rights held by the United States Government and further subject to the reservations set out below,

                  A. a world-wide right and license to utilize the Technology in the manufacture, use, and sale of Licensed Products for use in the First Licensed Field, with the right to sell such Licensed Products for use in the First Licensed Field being exclusive; and

                  B. a world-wide right and license to manufacture, use, and sell Licensed Products for use in the First Licensed Field under the issued patents included within Licensed Patent Rights, with the right to sell such Licensed Products for use in the First Licensed Field being exclusive; and

                  C. a world-wide nonexclusive right and license to utilize the Technology in the manufacture, use, and sale of Licensed Products for use in the Second Licensed Field; and

                  D. a world-wide nonexclusive right and license to manufacture, use, and sell Licensed Products for use in the Second Licensed Field under the issued patents included within Licensed Patent Rights.

The term "exclusive" as used in this Article 2.1 means that UTRC shall not sell or otherwise distribute Licensed Products for use in the First Licensed Field or license third parties to sell or otherwise distribute Licensed Products for use in the First Licensed Field during the term of this Agreement.

         1.7 "Licensed Fields" shall be defined as the First Licensed Field (defined below) and the Second Licensed Field (defined below).

         1.8 "First Licensed Field" shall mean and include Applications Group 1 and Applications Group 2.

         1.9 "Second Licensed Field" shall mean and include Applications Group 3 and Applications Group 4.

         1.10 "Applications Group 1" shall mean therapeutic and prophylactic applications for:

                  (a) the following classifications of rheumatic diseases as set forth in Table 105-1 ("Classification of the Rheumatic Diseases") of The Merck Manual, Sixteenth Edition (Robert Berkow, M.D., Editor-in-Chief; published by Merck Research Laboratories, Rahway, N.J.; 1992; pp. 1297-1300.):

                           I.       Diffuse connective tissue diseases

                           II.      Arthritis associated with spondylitis

                           III. Osteoarthritis, including osteoarthrosis and degenerative joint diseases

                           IV. Arthritis, tenosynovitis, and bursitis associated with infectious agents, excluding treatment of the underlying infectious diseases themselves

                           V. Metabolic and endocrine diseases with rheumatic states, including
                                    (a) crystal-induced conditions

                           VI.

                           VII.     Neuropathic disorders

                           VIII. Bone and cartilage disorders associated with articular manifestations

                           IX.      Nonarticular rheumatism; and

                  (b)      osteogenesis imperfecta; and

                  (c)      tendon, ligament, and cartilage repair and healing;
and

                                                                Appendix A - p.3

                  (d) diseases and disorders of the following types of connective tissues: white fibrous tissue in the form of tendons and ligaments; hyaline cartilage; interarticular fibro-cartilage; connecting fibro-cartilage; circumferential fibro-cartilage; stratiform fibro-cartilage; yellow or elastic fibro-cartilage.

         1.11 "Applications Group 2" shall mean therapeutic and prophylactic applications for diseases and disorders of the central nervous system.

         1.12 "Applications Group 3" shall mean diseases and disorders of the lung except for (a) lung cancer; (b) the treatment or prevention of cystic fibrosis in humans; and (c) the treatment or prevention of pulmonary infections in cystic fibrosis patients.

         1.13 "Applications Group 4" shall mean cancer other than lung, breast, ovarian, hematological, and colon cancers.

         1.14     "Excluded Fields" shall mean:

                  A. the sale for research purposes of reagents based on the Technology or described/claimed in the Licensed Patent Rights; and

                  B. any applications for immunologic or genetic diseases or disorders other than those included in the Licensed Field; and

                  C.       any applications for infectious diseases; and

                  D. any applications for all forms of cancer except cancers of the central nervous system, pancreas, stomach, small intestine, cervix uteri, mouth, head and neck; and

                  E.       any applications for cystic fibrosis; and

                  F. any applications for all cardiac and cardiovascular diseases and disorders; and

                  G. any applications for skin diseases and disorders not included in Table 105-1 of The Merck Manual, Sixteenth Edition, as referenced in
Section 1.6 above; and

                  H. any applications for areolar tissue, outside of rheumatoid conditions and conditions where areolar tissue is connected to synovial cells, in which it comprises or is found throughout the various organs of the body; and

                  I. any applications for dystrophies or other diseases and conditions not included in Table 105-1 of The Merck Manual, Sixteenth Edition as referenced in Section 1.6 above; and

                  J.       any other applications not included in the Licensed
Fields.

LICENSEE D

         2.1 UTRC hereby grants to LICENSEE D, and LICENSEE D hereby accepts from UTRC, upon the terms and conditions herein specified and subject to the reservations set out below and further subject to the royalty-free nonexclusive license and other rights held by the United States Government (as more fully set out in Article 2.3 below),

                  A. a world-wide license under the Patent Rights to manufacture, use, and sell Licensed Products for use in the First Licensed Field with the license to sell being exclusive; and

                  B. a world-wide nonexclusive License under the Patent Rights to manufacture, use, and sell Licensed Products for use in the Second Licensed Field;

         The term "exclusive" as used in Article 2.1(a) above means that UTRC shall not sell or otherwise distribute Licensed Products for use in the First Licensed Field or license third parties to sell or otherwise distribute Licensed Products for use in the First Licensed Field during the term of this Agreement, subject to the provisions of Article 2.2 below.

                                                                Appendix A - p.4

         1.6 "Licensed Fields" shall be defined as the First Licensed Field (defined below) and the Second Licensed Field (defined below).

         1.7 "First Licensed Field" shall mean and include therapeutic and prophylactic applications for treating and/or preventing cystic fibrosis in humans, including applications for treating and/or preventing bacterial pulmonary infections in cystic fibrosis patients.

         1.8      "Second Licensed Field" shall mean and include:

                  A. therapeutic and prophylactic applications for treating and/or preventing all diseases and disorders of the pulmonary system except for lung cancer and disease(s)/disorder(s) included in the First Licensed Field; and

                  B. therapeutic and prophylactic applications for treating and/or preventing sepsis-related and nonsepsis-related infectious diseases of the lungs.

         1.9      "Excluded Fields" shall mean:

                  A. the sale for research purposes of active cationic lipid(s) and/or reagent(s) based on the Technology or described/claimed in the Patent Rights; and

                  C. any applications for immunologic or genetic disorders other than those which may be specifically included in the First or Second Licensed Fields; and

                  D.       any applications for:

                           (1)      the following classifications of rheumatic
diseases as set forth in Table 105-1 ("Classification of the Rheumatic Diseases") of The Merck Manual, Sixteenth Edition (Robert Berkow, M.D., Editor-in-Chief; published by Merck Research Laboratories, Rahway, N.J.; 1992; pp. 1297-1300.):

                           I.       Diffuse connective tissue diseases

                           II.      Arthritis associated with spondylitis

                           III. Osteoarthritis, including osteoarthrosis and degenerative joint diseases

                           IV. Arthritis, tenosynovitis and bursitis associated with infectious agents, excluding treatment of the underlying infectious diseases themselves

                           V. Metabolic and endocrine diseases with rheumatic states, including

                                    a.) crystal induced conditions

                           VI.      --

                           VII.     Neuropathic disorders

                           VIII. Bone and cartilage disorders associated with articular manifestations

                           IX.      Nonarticular rheumatism; and

                           (2)      osteogenesis imperfecta; and

                           (3)      tendon, ligament, and cartilage repair and
healing; and

                           (4)      diseases and disorders of the following
types of connective tissues: white fibrous tissue in the form of tendons and ligaments; hyaline cartilage; interarticular fibro-cartilage; connecting fibro-cartilage; circumferential fibro-cartilage; stratiform fibro-cartilage; yellow or elastic fibro-cartilage; and

                           (5)      any other diseases and disorders of joints
and connective tissues; and

                  D. any applications for all cardiac and cardiovascular diseases and disorders; and

                                                                Appendix A - p.5

         E. any applications for sepsis-related infectious diseases other than those which may be specifically included in the First or Second Licensed Fields; and

         F. any applications for non-sepsis related infectious diseases other than those which may be specifically included in the First or Second Licensed Fields; and

         G.       any applications for skin diseases or disorders; and

         H.       any applications for cancer; and

         I.       any applications for diseases of the central nervous system;
and

         J.       any applications for any dystrophic diseases or disorders; and

         K. any other applications not specifically included in the Licensed Fields.



LICENSEE E

         2.1 UTRC hereby grants to LICENSEE E, and LICENSEE E hereby accepts from UTRC, upon the terms and conditions herein specified, subject to the license and other rights held by the United States Government and further subject to the other reservations set out below, during the term of this
Agreement:

                  A. a license to manufacture and to sublicense third parties to manufacture Licensed Products for the Licensed Field in any country (including the United States) where the manufacture of such Licensed Products is covered in whole or in part by a pending or issued claim of Licensed Patent Rights (sublicensees under this Article 2.1A. being hereinafter referred to as "Manufacturing Sublicensees");

                  B. a worldwide license to use and to sublicense third parties to use Licensed Products in the Licensed Field (sublicensees under this Article 2.1B. being hereinafter referred to as "Use Sublicensees");

                  C. a worldwide license to sell and to sublicense third parties to sell Licensed Products to Use Sublicensees for the Licensed Field (sublicensees under this Article 2.1.C. being hereinafter referred to as "Distributors").

         2.2 Subject to the reserved rights, UTRC hereby agrees that it shall not grant any other license to sell Licensed Products for the Licensed Field during the active term of this Agreement.

         1.6 "Licensed Field" shall mean the use of Licensed Products for non-clinical research purposes.

         1.7      "Excluded Fields" shall mean:

                  A. the manufacture, use, or sale of products for any therapeutic or clinical purpose or any other purpose except non-clinical research use; and

                  B. all applications and uses of the Technology other than the manufacture and sale of products for non-clinical research use.

                                                                       EXHIBIT A




                            RGENE THERAPEUTICS, INC.

                              Stockholder Agreement



         This Stockholder Agreement (this "Agreement"), dated and effective as of 20 October, 1995, is entered into by and between RGene Therapeutics, Inc., a Delaware corporation (the "Company"), and McMaster University ("Stockholder").

                                    RECITALS

         A. The Company desires to issue certain shares of common Stock, $.001 par value, of the Company (the "Common Stock") to the Stockholder.

         B. The Stockholder desires to acquire certain shares of Common Stock from the Company.

         C. The Stockholder and the Company desire that the Stockholder grant to the Company and under certain circumstances to holders of the Company's capital stock listed on Schedule A (the "Investors") options to repurchase certain shares of Common Stock purchased by the Stockholder.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       ISSUANCE OF SHARES

         1.1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement and in consideration of the execution of the License Agreement between the Company and The University of Tennessee Research Corporation dated the date hereof, the Company agrees to issue to the Stockholder [*] shares of Common Stock (the "Shares").

         1.2 Closing. The closing for the issuance of the Shares by the Company to the Stockholder shall occur on or before 20 October, 1995, or at such other date and time as the parties may agree (the "Closing"). At the Closing or within a reasonable


- ------------------------------

         [*] Confidential Treatment Requested
time thereafter, the Company shall deliver to Stockholder a certificate or certificates representing the number of Shares as set forth in Section 1.1 hereof, in the name of the Stockholder.

2.       REPRESENTATIONS AND WARRANTIES

         To induce the Company to deliver the Shares to the Stockholder, the Stockholder represents and warrants to the Company as follows:

         (a) The Stockholder is acquiring the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution, and no other person or entity has a direct or indirect beneficial interest in the Shares;

         (b) The Stockholder has not offered any of the Shares for resale and has no present intention of dividing its interest with others or of reselling or otherwise disposing of any of the Shares;

         (c) Any information the Stockholder has furnished to the Company with respect to the Stockholder's status as a sophisticated or accredited investor, its business experience or financial position is correct;

         (d) The financial capacity of the Stockholder is such that the investment in the Shares is not material to its total financial capacity; the Stockholder has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the shares;

         (e) The Stockholder is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act"), and is a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares;

         (f) The Stockholder has been furnished with all information concerning the Shares and the Company that it desires;

         (g) The Stockholder has been given the opportunity to ask questions of, and receive answers from, the Company with respect to the Shares, concerning the terms and conditions of the offering and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information provided to him by the Company in order for him to evaluate the merits and risks of investment in the Shares; and

         (h) The Stockholder is not relying on the Company with respect to any economic considerations of the Stockholder related to this investment. In regard to the economic considerations related to this investment, the stockholder has relied on the advice of, or has consulted with, only its own advisors.

         The Stockholder further represents, warrants and agrees that it will not sell or otherwise transfer the Shares without registration under the Act, or an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the offer and sale of the Shares are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. It also understands that the Company is under no obligation to register the Shares or to assist the Stockholder in complying with any exemption from registration under the Act. It further understands that any certificate evidencing the Shares will bear a legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Company restricting the transfer of any Shares in a manner consistent with the foregoing.

3.       STOCKHOLDER AWARENESS

         The Stockholder acknowledges that it is aware that:

         (a) No federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of this investment;

         (b) There are substantial risks of loss of investment incident to an investment in the Shares and such an investment is highly speculative; and

         (c) The business in which the Company proposes to engage is highly competitive and success in the company's business may depend on, among other things, the Company's ability to obtain financing, to complete product development, to attract qualified employees and to obtain patent protection and governmental approvals, market acceptance of products and numerous other factors over which the Company does not have control.

4.       RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL

         4.1 Restrictions on Transfer of Shares. None of the Shares, or any interest therein, may be sold, assigned, pledged or otherwise transferred or hypothecated, nor any security interest granted therein, by gift, operation of law or otherwise except in accordance with the terms and conditions set forth in this Section 4; provided that this Agreement shall not prohibit the transfer of any Shares from The University of Tennessee Research Corporation to The University of Tennessee.

         4.2 Definitions. "Assigned Value," as used in this Section 4, shall be defined as that value per share of the Common Stock determined as follows:

         (a) In the event of a proposed sale of any or all of the Shares by the Stockholder pursuant to a bona fide written offer for cash for the purchase thereof ("Purchase Offer"), the Assigned Value shall be the price per share set forth in the Purchase Offer.

         (b) As to all other Purchase Events (as defined in Section 4.3), the Assigned Value shall be the fair market value per share of Common Stock of the Company as of the end of the most recent fiscal quarter of the Company preceding the applicable closing under this Section 4, less the fair market value per share of any dividends distributed with respect to such shares after the end of such quarter and before such closing. The fair market value per share of Common Stock and the fair market value of any dividends thereon shall be determined in accordance with such methodology as shall be determined by [RGene's independent accountants].

         "Stockholder," as used in this Section 4, shall be defined to mean and include, in addition to the Stockholder signatory or expressly subject hereto, the estate, administrator, executor, guardian or other personal representative, successor, trustee, referee, receiver, donee, beneficiary, assignee or transferee of a Stockholder, as appropriate.

         4.3 Purchase Events. The Stockholder shall sell, convey, transfer and deliver the Shares owned by the Stockholder to the Company pursuant hereto upon the occurrence of any of the following events (the "Purchase Events"):

         (a) the proposed or attempted gift, sale, assignment, pledge or other transfer, hypothecation or grant of any security or other interest in any of the Shares or any interest therein;

         (b) the transfer of the Shares or any interest therein by operation of law or otherwise, including without limitation the adjudication of bankruptcy or the appointment of a receiver, guardian, executor or trustee of the assets or estate of the Stockholder, the entry of any order, judgment or decree by a court of competent jurisdiction approving a petition appointing a trustee in bankruptcy, receiver or liquidator, any assignment or attempt to make an assignment by the Stockholder for the benefit of creditors, the institution of voluntary bankruptcy or equivalent proceedings by the Stockholder or the dissolution, winding up or liquidation or other reorganization of the Stockholder, as applicable; or

         (c) if the Stockholder is an individual, upon the death or incompetency of the Stockholder.

         4.4      Notice of Purchase Event.

         (a) The Stockholder shall, upon the occurrence of a Purchase Event, immediately give written notice (the "Purchase Event Notice") to the Company and the Investors, citing (i) the appropriate provision of Section 4.3 and (ii) giving the name and address of any proposed transferee or donee and the proposed terms and conditions of such transfer and (iii) in the case where the Purchase Event is pursuant to a Purchase Offer, including a written declaration of the Stockholders intention, subject to the terms of this Agreement, to accept the Purchase Offer.

         (b) In the event of failure by the Stockholder to give the Purchase Event Notice when and as required, the Purchase Event Notice may be given by the Company and shall be effective as if given by the Stockholder; and in such event, the information required to be given by the Stockholder pursuant to
Section 4.4(a) shall be given by the Company giving such notice to its best knowledge and as so given shall be binding upon the Stockholder.

         4.5 Purchase of Shares. Within sixty (60) days after receipt of the Purchase Event Notice, the Company and/or the Investors may elect to purchase some or all of the Shares to which the Purchase Event Notice refers, at the Assigned Value. The closing for such purchase by the Company and/or the Investors shall occur, unless otherwise agreed by the Company, the Investors electing to purchase Shares, and the Stockholder, no later than thirty (30) days after the election by the Company and/or the Investors to purchase same. In the event that the number of Shares that the Company and the Investors desire to purchase exceeds the number of Shares proposed for transfer by Stockholder in the Purchase Event Notice, then in such instance the Company shall have full preference to acquire such Shares to the exclusion of the Investors, and, to the extent that there are Shares still available for purchase by the Investors, the Investors desiring to purchase Shares shall be entitled to purchase the remaining amount thereof on a pro rata basis based upon the number of shares of Common Stock and Preferred Stock, or securities convertible into shares of Common Stock and Preferred Stock, then held by each of them so electing to purchase bears to the total number of shares of Common Stock and Preferred Stock, or securities convertible into shares of Common Stock and Preferred Stock, held by all Investors desiring to acquire Shares, on a fully diluted as if converted to Common Stock basis.

         4.6 Transfer to Other Persons. If all of the Shares to which the Purchase Event Notice refers are not purchased by the Company and the Investors, as provided in Section 4.5 hereof, the Stockholder may transfer such Shares that the Company and the Investors elected not to purchase to any person or persons named in the Purchase Event Notice, provided that such sale or transfer is consummated within 120 days of the date of said Purchase Event Notice to the Company and the Investors, and provided, further, that any such transfer is in accordance with all the terms and conditions hereof.

         4.7 Standoff Agreement. Stockholder agrees, in connection with each of the Company's public offerings of its equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any of the Shares (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions and provided further that such restriction shall not be for a period longer than 180 days.

         4.8 Other Restrictions on Transfer. The Company shall not be required (i) to transfer on its books any of the shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to which such Shares shall have been so transferred.

5.       EXEMPT TRANSACTIONS

         The prohibition in Section 4 against the sale of the Shares shall not apply to the exchange of Shares pursuant to a plan or merger, consolidation, recapitalization, reorganization, or sale of the Company in which the Company is the surviving entity, but any stock or securities received in exchange therefor shall also become subject to this Agreement.

6.       ASSIGNMENT

         The Company may assign this Agreement or any of its rights and obligations hereunder. The Stockholder may not assign this Agreement or any of its rights and obligations hereunder. All covenants and agreements of, and benefits for, the Investors contained in this Agreement shall inure to the benefit of their respective successors and assigns and be binding on the Company and its successors and on the Stockholder and its successors and assigns. All such covenants and agreements are fully assignable by the Investors, provided, however, that any assignment of any of its rights under this Agreement by any Investor (other than to partners of such Investor or successors of such Investor or such partners by operation of law) shall be made only in connection with the sale or other transfer of all or any portion of the Preferred Stock, Common Stock, convertible notes, warrants, options or other securities of the Company which are exchangeable or convertible into shares of Common Stock or Preferred Stock of the Company held by such Investor and such assignee or transferee shall execute this Agreement.

7.       ADJUSTMENTS

         If, from time to time during the term of this Agreement (i) there is any stock dividend or liquidating dividend of cash or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (ii) there is any transaction involving the consolidation, merger or sale of all, or substantially all, of the assets of the Company, then, in such event, (x) any and all new, substituted or additional securities or other property to which the Stockholder is entitled by reason of its ownership of the Shares shall be immediately subject to right of first refusal provided to the Company and the Investors as described in Section 4 hereof and (y) all Shares purchased by Stockholder hereunder shall be treated on the same basis as all other outstanding shares of Common Stock of the Company so that Stockholder's Shares shall not be diluted by any such event any differently than any other holder of Common Stock of the Company.

8.       LEGEND

         All certificates representing any of the Shares subject to the provisions of this Agreement shall have endorsed thereon a legend substantially as follows:

                  "ANY DISPOSITION, GRANT OR OTHER TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL, CONTAINED IN A CERTAIN AGREEMENT BY THE RECORDHOLDER HEREOF AND THE CORPORATION, A COPY OF WHICH WILL BE MAILED TO ANY HOLDER OF THIS CERTIFICATE WITHOUT CHARGE AFTER RECEIPT BY THE CORPORATION OF A WRITTEN REQUEST THEREFOR."

         Upon presentation to the Company or any authorized transfer agent, the certificates representing the Shares or any appropriate portion thereof shall be exchanged for certificates not bearing such legend if the certificates are presented after the termination of this Agreement.

9.       RIGHTS AS A STOCKHOLDER

         Subject to the provisions of Section 4 above, the Stockholder shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares, including the right to vote such Shares at any stockholder meeting.

10.      TERMINATION

         Except as may be otherwise provided herein, this Agreement shall terminate on the 180th calendar day immediately succeeding the Company's initial public offering.

11.      MISCELLANEOUS

         11.1 Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:

         RGene Therapeutics, Inc.
         2170 Buckthorne Place, Suite 230
         The Woodlands, Texas 77380
         Attention:        Martin H. Lindenberg, M.D.

         If to the Stockholder, at the address identified on the signature page hereof, and if to an Investor, at the address identified on the records of the Company hereto, or to such other address as either party or an Investor may furnish to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11.2 Applicable Law. The substantive laws of the State of Texas, excluding any law, rule or principle that might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof. This Agreement is to be at least partially negotiated, executed and performed in Harris County, Texas, and, as such, the Company and the Stockholder agree that personal jurisdiction and venue shall be proper with the state or federal courts situated in Harris County, Texas, to hear such disputes arising under this Agreement.

         11.3 No Waiver. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         11.4 Severability. If a court of competent jurisdiction determined that any provision of this Agreement, including any appendices attached hereto, is invalid or unenforceable, then the invalidity or enforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Further, such provision shall be reformed and construed to the extent permitted by law so that it may be valid, legal and enforceable to the maximum extent possible.

         11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         11.6 Headings. The section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

         11.7 Successors; Third Party Beneficiary. This Agreement shall inure to the benefit of the successors and assigns of the Company and the Investors and be binding upon the Stockholder and its successors and assigns. The Stockholder agrees that any and all Investors in the Company shall be treated as third party beneficiaries of this Agreement without the necessity of execution of this Agreement, and shall be entitled to all of the rights rendered to them herein.

         11.8 Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, with regard to the subject matter hereof, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement or promise relating to the subject matter hereof which is not contained in this Agreement or in such other agreements shall be valid and binding.

         11.9 Amendments. No amendment or modification to this Agreement will be effective unless it is in writing and signed by the Company, the Stockholder and, if such amendment alters or amends any of the rights of the Investors, by Investors holding a majority of the outstanding shares of capital stock of the Company held by such Investors, if any.

         11.10    Indemnity.

         (a) The Stockholder agrees to indemnify and hold harmless the Company and any person, if any, who controls the Company or such successor within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Stockholder to comply with any covenant or agreement made by the Stockholder herein or in any other document furnished by the Stockholder in connection with this transaction.

         (b) The Company agrees to indemnify and hold harmless the Stockholder and any person, if any, who controls the Stockholder or such successor within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Company to comply with any covenant or agreement made by the Company herein or in any other document furnished by the Company in connection with this transaction.

         11.11 Injunctive Relief. In view of the inadequacy of money damages, and in view of the fact that the stock of the Company cannot be readily purchased or sold in the general market, if the Stockholder or any other person shall fail to comply with any provision of this Agreement, the Company shall be entitled, to the extent permissible by law, to injunctive relief in the case of the violation, or attempted or threatened violation, by Stockholder or other person of any such provision, or to a decree compelling specific performance by the Stockholder or other person, of any such provision, or to any other remedies legally available.

         11.12 Void Transfers. If any Stock shall be sold or transferred otherwise than in accordance with the terms and conditions of this Agreement, such sale shall be void. Any such attempted sale or other transfer shall create a right in the Company to purchase the Stock which is the subject of such purported transfer at the applicable purchase price specified herein. Such right shall constitute an "adverse claim" within the meaning of such term as used within the meaning of the Uniform Commercial Code of any state. In addition to, and without prejudice to, any and all other rights or remedies which may be available to the Company, the Stockholder agrees that the Company may, but shall have no obligation to, hold and refuse to transfer any Stock, or any certificate therefor, tendered to it for transfer if the transfer violates the provisions of the Agreement.

         11.13 Tax Representations. The Stockholder acknowledges that the Company has made no warranties or other representations to Stockholder with respect to the income tax consequences of the transactions contemplated by this Agreement and Stockholder is in no manner relying on the Company or its representatives for an account of such tax consequences.

         11.14 Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out of the intent of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

         Company

         RGENE THERAPEUTICS, INC.


         By: /s/MARTIN LINDENBERG
             --------------------
         Name: Martin Lindenberg
         Title: President & CEO



         Stockholder

         McMASTER UNIVERSITY


         By: /s/M.R. McDERMOTT
             -----------------
         Name: Dr. M.R. McDermott
         Title: Research Contracts and Intellectual Property





         Address:
         1200 Main Street West
         Hamilton, Ontario L8N 325




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